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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               _________________


                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        Date of Report December 22, 1999



                        Commission file number 333-21411
                               _________________


                               ROSE HILLS COMPANY
             (Exact name of registrant as specified in its charter)


         Delaware                                              13-3915765
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)


                          3888 South Workman Mill Road
                           Whittier, California 90601
              (Address of principal executive offices) (Zip Code)

                                 (562) 692-1212
               Registrant's telephone number, including area code


                                      N/A
   (Former name, former address and former fiscal year, if changed since last report)
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ITEM 5. OTHER EVENTS.

In connection with the acquisition of Rose Hills Memorial Park from the Rose Hills Memorial Park Association (Seller) in November 1996, the Company was granted an option to purchase approximately 70.5 gross acres of undeveloped permitted cemetery property for $18.2 million. On November 15, 1999 the company exercised its option to purchase the undeveloped property and entered into an agreement to sell the property to a third party.

On December 15, 1999 escrow closed on both the option and sales agreement. The Company netted approximately $0.3 million from exercising its option and the simultaneous sale of the undeveloped property. The Company is entitled to an additional purchase price up to approximately $2.5 million if the buyer is able to secure entitlements from local governmental authorities within the next eighteen months.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        None



                                   Signatures

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 22, 1999


                                           Rose Hills Company

                                             /s/   Kenton C. Woods
                                           ---------------------------
                                                 Kenton C. Woods
                                           Senior Vice President, Finance,
                                           Chief Financial Officer, Secretary
                                             and Treasurer